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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (date of earliest event reported): September 14, 1998

                             BELL INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)


       California                   1-11471                   95-2039211
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(State of incorporation)    (Commission File Number)    (IRS Identification No.)


      2201 E. El Segundo Boulevard
             El Segundo, CA                                     90245
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  (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (310) 563-2355
                                                    -------------- .

                                       N/A
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         (Former name or former address, if changed since last report.)

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Item 2.  Acquisition or Disposition of Assets

         On July 16, 1998, Bell Industries, Inc., a California corporation ("Bell" or the "Registrant") agreed to sell its Graphics Imaging Group ("Graphics") to PrimeSource Corporation, a New Jersey based distributor and systems integrator serving the printing, publishing and graphic arts industries. On September 14, 1998, the sale of Graphics was completed. The net purchase price is approximately $40 million, subject to post closing adjustments. Approximately $22 million was received in cash, with the balance of the purchase price payable over 90 days. The proceeds from the sale will be used to reduce bank borrowings.

         The sale of Graphics was structured as a sale of substantially all the assets of the Graphics operations. The purchase price was determined based on negotiations between the parties.

         This Form 8-K/A is an Amendment to the Form 8-K/A filed on October 1, 1998 for the purpose of amending certain pro forma adjustments for the years ended December 31, 1996 and 1995.

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 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b)      Pro forma financial information.

         Attached on Exhibit (99.1) is unaudited pro forma financial information for the Registrant.

(c)      Exhibits

         (2.1) Asset Purchase Agreement dated August 28, 1998 between Bell Industries, Inc. and PrimeSource Corporation. (The exhibits and schedules to such agreement, as described therein, have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of such exhibits and schedules shall be furnished supplementally to the Securities and Exchange Commission upon request.)

         (99.1)   Unaudited pro forma financial information for the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BELL INDUSTRIES, INC.


Dated:  October 16, 1998                    By:    /s/ TRACY A. EDWARDS
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                                                   Tracy A. Edwards
                                                   Executive Vice President
                                                   and Chief Financial Officer